UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2010, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), with the approval of FHFA, approved the following termination benefits for Michael Perlman, who served as Executive Vice President - Operations & Technology of Freddie Mac until June 21, 2010:

• Termination benefit of $800,000, which is a portion of Mr. Perlman’s earned but unpaid Deferred Base Salary. The termination benefit, less $122,917 of Semi-Monthly Base Salary payments made to him since his last date worked, will be made in two installments. The first installment will be paid as soon as administratively possible, and the second installment will be paid on December 31, 2010; and

• Immediate vesting and continued settlement of Mr. Perlman’s 22,868 outstanding Freddie Mac restricted stock units with a scheduled vesting date within 12 months of Mr. Perlman’s last date worked. All of Mr. Perlman’s other outstanding Freddie Mac restricted stock units will be forfeited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

November 9, 2010	By:	John R. Dye

Name: John R. Dye
Title: SVP - Principal Deputy General Counsel, Corporate Affairs